    As filed with the Securities and Exchange Commission on April 27, 2001.
                                                 Registration No. 333-54238
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                     -----
                             TRIAD HOSPITALS, INC.
             (Exact name of registrant as specified in its charter)
          Delaware                                     75-2816101
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                          13455 Noel Road, 20th Floor
                              Dallas, Texas 75240
                                  972-789-2700
(Address, including zip code, and telephone number, including area code of each registrant's principal executive offices)
                                 _____________

              Quorum Health Group, Inc. Restated Stock Option Plan
             Quorum Health Group, Inc. Directors Stock Option Plan
                Quorum Health Group, Inc. 1997 Stock Option Plan
                           (Full Title of the Plans)

                              Donald P. Fay, Esq.
            Executive Vice President, General Counsel and Secretary
                             Triad Hospitals, Inc.
                          13455 Noel Road, 20th Floor
                              Dallas, Texas 75240
                                  972-789-2700
(Name, address, including zip code, and telephone number, including area code of agent for service)
                                ________________
                                    Copy to:
                             Morton A. Pierce, Esq.
                            Michelle B. Rutta, Esq.
                              Dewey Ballantine LLP
                          1301 Avenue of the Americas
                         New York, New York 10019-6092
                             ----------------------
                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                              Proposed Maximum    Proposed Maximum      Amount of
       Title of Securities               Amount to be          Offering Price    Aggregate Offering   Registration
        to be Registered                 Registered(1)            Per Unit              Price              Fee
------------------------------------------------------------------------------------------------------------------
Quorum Health Group,                     23,875 shares
   Inc. Restated Stock
   Option Plan                                                       (3)                  (3)            (3)
Common Stock, par value $0.01
 per share (2)...................
------------------------------------------------------------------------------------------------------------------
Quorum Health Group,                     99,039 shares
   Inc. Directors Stock
   Option Plan                                                       (3)                  (3)            (3)
Common Stock, par value $0.01
 per share (2)...................
------------------------------------------------------------------------------------------------------------------
Quorum Health Group,                  1,515,565 shares
   Inc. 1997 Stock Option

   Plan                                                              (3)                  (3)            (3)
Common Stock, par value $0.01
 per share (2)...................
==================================================================================================================

(1) Not applicable. All filing fees payable in connection with the registration of these securities were paid with the initial filing with the Securities and Exchange Commission of the Registration Statement on Form S-4 (Registration No. 333-54238) filed on January 24, 2001, being amended by this post-effective amendment.

(2) Includes the Series A Preferred Stock purchase rights associated with the common stock.

(3) This Registration Statement also covers any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization of or by the Registrant which results in an increase in the number of shares of its common stock.

                                EXPLANATORY NOTE

                            ----------------------

          Triad Hospitals, Inc. ("Triad") hereby amends its Registration Statement on Form S-4 (Registration No. 333-54238) filed on January 24, 2001, by filing this Post-Effective Amendment No. 1 on Form S-8 relating to an aggregate of 1,638,479 shares of Common Stock of Triad (the "Shares"). The Shares to be registered hereunder are issuable by Triad pursuant to options or obligations to issue shares assumed by Triad pursuant to an Agreement and Plan of Merger, dated October 18, 2000, as amended, between Quorum Health Group, Inc. ("Quorum") and Triad (the "Agreement"). Such options or obligations were originally granted under the Quorum Health Group, Inc. Restated Stock Option Plan, Quorum Health Group, Inc. Director Stock Option Plan, and Quorum Health Group, Inc. 1997 Stock Option Plan, each as amended to date (each, individually a "Plan" and collectively, the "Plans"). Pursuant to the Agreement, Quorum will be merged with and into Triad (the "Merger"). Subject to the terms and conditions of the Agreement, certain options to purchase shares of Quorum Common Stock under the Plans and outstanding immediately prior to the completion of the Merger will become options to purchase the Common Stock of Triad at the effective time of the Merger on substantially the same terms and conditions applicable under each respective Plan and the obligations to issue shares of Common Stock of Quorum to any directors, executive officers and shall become obligations to issue Common Stock of Triad.

          Pursuant to its Registration Statement of Form S-4, Triad registered 37,642,537 shares of its Common Stock, representing the number of shares of its Common Stock issuable in connection with the Agreement in exchange for Quorum Common Stock, assuming exercise of all then outstanding options to purchase Quorum Common Stock and certain other convertible securities. The designation of this Post-Effective Amendment No. 1 as Registration No. 333-54238 denotes that this Post-Effective Amendment No. 1 relates only to the aggregate of 1,638,479 shares of Common Stock of Triad issuable upon conversion of options granted under the Plans listed above and that this is the first post-effective amendment to the Form S-4.

                                     PART I
                                     ------


             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
             -----------------------------------------------------

          The document(s) containing the information specified in Part I of Form S-8 will be provided to the participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act (the "Prospectus").

                                    PART II
                                    -------


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

ITEM 3.  Incorporation of Documents by Reference.

          The following documents filed with the SEC by Triad Hospitals, Inc. are incorporated herein by reference into this Registration Statement and made a part hereof:

Triad SEC Filings (File No. 0-29816)                                             Period
------------------------------------                                             ------
Annual Report on Form 10-K.......................       Fiscal Year ended December 31, 2000.
Current Reports on Form 8-K......................       Dated January 2, 2001, January 17, 2001, April 14, 2001
                                                        and April 17, 2001.

Registration Statement on Form 8-A...............       Dated April 20, 2001 (containing a description of
                                                        Triad's common stock and associate preferred stock
                                                        purchase rights and any amendment or report filed for
                                                        the purpose of updating the description).
Joint Proxy Statement/Prospectus filed pursuant
 to Rule 424(b)(3)...............................       Dated March 19, 2001.
Supplement to Join Proxy Statement/Prospectus
 filed pursuant to Rule 14a-6....................       Dated April 13, 2001.


          All documents filed by Triad pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  Description of Securities.

Not Applicable.

ITEM 5.  Interests of Named Experts and Counsel.

Not Applicable.

ITEM 6.  Indemnification of Directors and Officers.

          Triad is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law as to indemnification by Triad of its officers and directors. The general effect of such law is to empower a corporation to indemnify any of its officers and directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          Article Fourteenth of Triad's certificate of Incorporation (which Certificate of Incorporation is incorporated by reference as Exhibit 3.1 to this Registration Statement), provides for the indemnification of Triad's officers and directors in accordance with the Delaware General Corporation Law. Article Twelfth of Triad's Certificate of Incorporation includes, as permitted by the Delaware General Corporation Law, certain limitations on the potential personal liability of members of Triad's Board of Directors for monetary damages as a result of actions taken in their capacity as Board members.

          The directors and officers of Triad are covered by insurance policies indemnifying them against certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.

ITEM 7.  Exemption from Registration Claimed.

Not Applicable.

ITEM 8.  Exhibits.
The documents listed hereunder are filed as exhibits hereto.

Exhibit    Description
Number
      3.1  Certificate of Incorporation of Triad, as amended April 27, 2001 (restated pursuant to
           Item 102(c) of Regulation S-T).

      3.2  Bylaws of Triad as amended February 18, 2000 (incorporated by reference to Exhibit 3.2 to
           Triad's Annual Report on Form 10-K, for the fiscal year ended December 31, 2000).

      4.1  Form of Registrant's Common Stock Certificate (incorporated by reference from Exhibit 4.1 to Triad Hospitals, Inc.'s Registration Statement on Form 10 dated March 15, 1999).

      4.2  Rights Agreement dated as of May 11, 1999 between Triad Hospitals, Inc. and National City
           Bank as rights agent (incorporated by reference to Triad Hospitals' Quarterly Report on
           Form 10-Q, for the quarter ended March 31, 1999).

     23.1  Consent of Ernst & Young LLP (Dallas).

     23.2  Consent of Ernst & Young LLP (Nashville).

     99.1  Quorum Health Group, Inc. Restated Stock Option Plan, as amended (incorporated by reference from Exhibit B to Quorum's definitive proxy statement on Schedule 14A for
           Quorum's annual meeting held on November 15, 1994).

     99.2  Quorum Health Group, Inc. Directors Stock Option Plan, as amended (incorporated by reference from Exhibit A to Quorum's definitive proxy statement on Schedule 14A for
           Quorum's annual meeting held on November 15, 1994).

     99.3  Quorum Health Group, Inc. 1997 Stock Option Plan (incorporated by reference from Exhibit
           B to Quorum's definitive proxy statement on Schedule 14A for Quorum's annual meeting held on November 10, 1997).

ITEM 9.  Undertakings.

(a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 27, 2001.

                              TRIAD HOSPITALS, INC.


                              By:  /s/ James D. Shelton
                                   ----------------------------
                                   James D. Shelton
                                   Chief Executive Officer



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date: April 27, 2001          By:  /s/ James D. Shelton
                                   ----------------------------
                                   James D. Shelton
                                   Chairman of the Board, President
                                   and Chief Executive Officer and Director



Date: April 27, 2001          By:  /s/ Michael J. Parsons
                                   ----------------------------
                                   Michael J. Parsons
                                   Executive Vice President and
                                   Chief Operating Officer and Director


Date: April 27, 2001          By: /s/ Burke W. Whitman
                                   ----------------------------
                                   Burke W. Whitman
                                   Chief Financial Officer and
                                   Treasurer (Principal financial officer)


Date: April 27, 2001          By:               *
                                   ----------------------------
                                   Thomas G. Loeffler, Esq.
                                   Director


Date: April 27, 2001          By:               *
                                   ----------------------------
                                   Thomas F. Frist III
                                   Director

Date: April 27, 2001          By:               *
                                   ----------------------------
                                   Marvin Runyon
                                   Director


Date: April 27, 2001          By:               *
                                   ----------------------------
                                   Uwe E. Reinhardt, Ph.D.
                                   Director


Date: April 27, 2001          By:               *
                                   ----------------------------
                                   Dale V. Kesler
                                   Director


Date: April 27, 2001            By:             *
                                   ----------------------------
                                   Gale Sayers
                                   Director

Date: April 27, 2001            By:             *
                                   ----------------------------
                                   Barbara A. Durand, Ed.D.
                                   Director

Date: April 27, 2001            By:             *
                                   ----------------------------
                                   Donald B. Halverstadt, M.D.
                                   Director

* The undersigned, by signing his name hereto, does sign and execute this Post-Effective Amendment No. 1 pursuant to the Powers of Attorney executed by the above named directors of Triad and previously filed with the Securities and Exchange Commission on behalf of such directors.


 By:    /s/ Donald P. Fay
        ----------------------------
 Name:  Donald P. Fay
 Title: Executive Vice President,
        Secretary and General Counsel

                               INDEX TO EXHIBITS

Exhibit    Description
Number
      3.1  Certificate of Incorporation of Triad, as amended April 27, 2001 (restated pursuant to
           Item 102(c) of Regulation S-T).

      3.2  Bylaws of Triad as amended February 18, 2000 (incorporated by reference to Exhibit 3.2 to
           Triad's Annual Report on Form 10-K, for the fiscal year ended December 31, 2000).

      4.1  Form of Registrant's Common Stock Certificate (incorporated by reference from Exhibit 4.1 to Triad Hospitals, Inc.'s Registration Statement on Form 10 dated March 15, 1999).

      4.2  Rights Agreement dated as of May 11, 1999 between Triad Hospitals, Inc. and National City
           Bank as rights agent (incorporated by reference to Triad Hospitals' Quarterly Report on
           Form 10-Q, for the quarter ended March 31, 1999).

     23.1  Consent of Ernst & Young LLP (Dallas).

     23.2  Consent of Ernst & Young LLP (Nashville).

     99.1  Quorum Health Group, Inc. Restated Stock Option Plan, as amended (incorporated by reference from Exhibit B to Quorum's definitive proxy statement on Schedule 14A for
           Quorum's annual meeting held on November 15, 1994).

     99.2  Quorum Health Group, Inc. Directors Stock Option Plan, as amended (incorporated by reference from Exhibit A to Quorum's definitive proxy statement on Schedule 14A for
           Quorum's annual meeting held on November 15, 1994).

     99.3  Quorum Health Group, Inc. 1997 Stock Option Plan (incorporated by reference from Exhibit
           B to Quorum's definitive proxy statement on Schedule 14A for Quorum's annual meeting held on November 10, 1997).